UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2007

SyntheMed, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey		08830
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 732-404-1117

___________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Robert P. Hickey, our President, Chief Executive Officer and Chief Financial Officer, entered into a trading plan covering sales of up to 485,574 shares of our common stock underlying stock options held by him. The options are scheduled to expire at various times from March 2007 through December 2007. The trading plan is intended to comply with the requirements of Rule 10b5-1 promulgated by the Securities and Exchange Commission under Section 10(b) of the Securities Exchange Act of 1934. Sales under the plan are scheduled to take place commencing not earlier than February 2, 2007 (“Commencement Date”) and continuing not later than December 6, 2007. The actual number of shares that may be sold under the plan is dependent upon a number of factors, including the attainment of share price targets specified in the plan.

Except as otherwise required by law, we do not undertake to disclose specific plans by other executives of our company or to disclose termination, modification or other activities under the trading plan described herein or any other plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SyntheMed, Inc.

Date: January 8, 2007	By:	/s/ Robert P. Hickey
Robert P. Hickey
President, CEO and CFO